Exhibit 21.1
SUBSIDIARIES OF INVESTORS REAL ESTATE TRUST
Name of Subsidiary	State of Incorporation or Organization

DRF Omaha/NOH, LLC	Minnesota
EVI Billings, LLC	North Dakota
EVI Grand Cities, LLC	North Dakota
EVI Sioux Falls, LLC	North Dakota
Forest Park - IRET, Inc.	North Dakota
Forest Park Properties, a North Dakota Limited Partnership	North Dakota
Health Investors Business Trust	Delaware
IRET-1715 YDR, LLC	Minnesota
IRET-3900 Urbandale, LLC	Delaware
IRET - 6405 France Medical, LLC	North Dakota
IRET - Ashland Apartments, LLC	Delaware
IRET - BD, LLC	Minnesota
IRET - Billings 2300 CBR, LLC	North Dakota
IRET - Brenwood, LLC	Minnesota
IRET - Candlelight, LLC	North Dakota
IRET - Canyon Lake, LLC	North Dakota
IRET - Chateau Apartments, LLC	North Dakota
IRET - Cimarron Hills, LLC	North Dakota
IRET - Colony Apartments (NE), LLC	Delaware
IRET Corporate Plaza, LLC	North Dakota
IRET-Cottage Gables, LLC	North Dakota
IRET - Country Meadows 2, LLC	North Dakota
IRET-Cypress Court Apartments, LLC	North Dakota
IRET - DMS, LLC	Minnesota
IRET - Forest Park, LLC	Delaware
IRET-Golden Jack, L.L.C.	Delaware
IRET - Grand Gateway Apartments, LLC	Delaware
IRET, Inc.	North Dakota
IRET - Indian Hills, LLC	North Dakota
IRET - Jamestown Medical Building, LLC	North Dakota
IRET - Kirkwood Apartments, LLC	North Dakota
IRET - Lakeside Apartments (NE), LLC	Delaware
IRET - LEXCOM, LLC	North Dakota
IRET - Minot Apartments, LLC	North Dakota
IRET - Minot EV, LLC	North Dakota
IRET - Missoula 3050 CBR, LLC	North Dakota
IRET-MR9, LLC	Delaware
IRET-MR9 Holding, LLC	Delaware
IRET - North Pointe Apartments, LLC	North Dakota
IRET - Oakmont, LLC	South Dakota
IRET - Olympic Village (MT), LLC	North Dakota
IRET - Plymouth, LLC	Minnesota
IRET Properties, a North Dakota Limited Partnership	North Dakota
IRET-QR, LLC	Delaware
IRET-Quarry Ridge, LLC	Delaware
IRET - Regency Park, LLC	North Dakota
IRET - Ridge Oaks, LLC	Iowa
IRET - Rimrock, LLC	North Dakota
IRET - River Ridge Apartments, LLC	North Dakota
IRET - Rochester Crown Apartments, LLC	North Dakota
IRET - Rocky Meadows, LLC	North Dakota
IRET - Southbrook & Mariposa, LLC	North Dakota
IRET - Sunset Trail, LLC	Delaware
IRET - Thomasbrook Apartments, LLC	North Dakota
IRET - Valley Park Manor, LLC	North Dakota
IRET - Villa West Apartments, LLC	North Dakota
IRET - Westwood Park, LLC	North Dakota
IRET - Whispering Ridge Apartments, LLC	Delaware
IRET-Williston Garden Apartments, LLC	North Dakota
IRET - WRH1, LLC	North Dakota
LSREF Golden Property 14 (WY), LLC	Delaware

continued

Name of Subsidiary	State of Incorporation or Organization

Meadow 2 - IRET, Inc.	North Dakota
Meadow 2 Properties, L.P.	North Dakota
MedPark - IRET, Inc.	North Dakota
Medpark Properties Limited Partnership	North Dakota
Mendota Office Holdings LLC	Minnesota
Mendota Office Three & Four LLC	Minnesota
Mendota Properties LLC	Minnesota
Minnesota Medical Investors LLC	Delaware
Ridge Oaks, L.P.	Iowa
SMB Operating Company LLC	Delaware
WRH Holding, LLC	North Dakota